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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 8, 2018
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2018, Disney filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) with the Secretary of State of the State of Delaware. Disney has authorized 40,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share. The following description of the Series B Convertible Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designation of Series B Convertible Preferred Stock, which is attached as Exhibit 3.1 and incorporated herein by reference.

Dividends. No dividend will be payable on any share of Series B Convertible Preferred Stock, except in the case of dividends payable in shares of Series B Convertible Preferred Stock, or securities convertible into, or exercisable or exchangeable for, Series B Convertible Preferred Stock or shares or other equity interests of any corporation or other entity which immediately prior to the time of the dividend or distribution is a subsidiary of Disney (or securities convertible into, or exercisable or exchangeable for, such shares or equity interests).

Liquidation Preference. In the event of Disney’s liquidation, dissolution or winding up, the holders of shares of Series B Convertible Preferred Stock then outstanding will be entitled to be paid in cash out of Disney’s assets available for distribution to its stockholders an amount per share equal to the Conversion Rate (as defined below) multiplied by the per share amount of all cash and other property to be distributed in respect of the Disney common stock upon such liquidation, dissolution or winding up (treating all outstanding shares of Series B Convertible Preferred Stock as having been converted into Disney common stock for purposes of calculating such per share amount), before any payment will be made or any assets distributed to the holders of any stock ranking junior to the Series B Convertible Preferred Stock. If Disney’s assets are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series B Convertible Preferred Stock and any other class or series of preferred stock having liquidation rights on parity with the shares of Series B Convertible Preferred Stock, then the holders of all such shares will share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Convertible Preferred Stock and all the holders of outstanding shares of such other series of preferred stock are entitled were paid in full.

Redemption. The Series B Convertible Preferred Stock will not be subject to redemption.

Voting Rights. No shares of Series B Convertible Preferred Stock are entitled to vote or be counted for quorum purposes. No shares of Series B Convertible Preferred Stock are treated as or deemed outstanding for purposes of determining voting requirements.

Automatic Conversion. Each share of Series B Convertible Preferred Stock will automatically be converted into a number of fully paid and non-assessable shares of Disney common stock equal to the Conversion Rate upon transfer to any person who is not Disney or a subsidiary of Disney. The Conversion Rate initially will be equal to 10,000 shares of Disney common stock per share of Series B Convertible Preferred Stock. In the event Disney changes the number of shares of Disney common stock as a result of a recapitalization, reclassification, stock split (including a reverse stock split), stock dividend, distribution, subdivision or other similar transaction, then in each such case the Conversion Rate will be adjusted by multiplying such Conversion Rate by a fraction the numerator of which is the number of shares of Disney common stock outstanding immediately after such event and the denominator of which is the number of shares of Disney common stock that were outstanding immediately prior to such event.

Ranking. The Series B Convertible Preferred Stock will rank junior to all other series of Disney preferred stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and will rank senior to the Disney common stock as to the distribution of assets upon liquidation, dissolution or winding up.

No Preemptive Rights. The holders of shares of Series B Convertible Preferred Stock have no preemptive rights or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of Disney of any class.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 8, 2018 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	989,248,652	43,062,128	2,760,952	255,697,265
	Mary T. Barra	1,013,092,431	19,257,339	2,721,962	255,697,265
	Safra A. Catz	1,027,941,044	4,234,301	2,896,387	255,697,265
	John S. Chen	896,788,047	135,402,211	2,881,474	255,697,265
	Francis A. deSouza	1,027,801,246	4,348,702	2,921,784	255,697,265
	Robert A. Iger	984,274,159	43,231,119	7,566,454	255,697,265
	Maria Elena Lagomasino	984,967,055	47,257,066	2,847,611	255,697,265
	Fred H. Langhammer	1,002,947,933	29,145,967	2,977,832	255,697,265
	Aylwin B. Lewis	967,927,027	64,199,927	2,944,778	255,697,265
	Mark G. Parker	1,004,741,341	27,348,896	2,981,495	255,697,265

		For	Against	Abstentions
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,262,546,292	24,836,468	3,386,237

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of material terms of performance goals under the Amended and Restated 2002 Executive Performance Plan	1,004,196,493	25,786,242	5,088,997	255,697,265

		For	Against	Abstentions	Broker Non-Votes
4.	Approval of the advisory vote on executive compensation	450,967,210	540,258,530	43,845,992	255,697,265

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities	384,257,146	642,392,622	8,421,964	255,697,265

		For	Against	Abstentions	Broker Non-Votes
6.	Shareholder proposal requesting the Board amend the Company's Bylaws relating to proxy access to increase the number of permitted nominees, remove the limit on aggregating shares to meet the shareholding requirement, and remove the limitation on renomination of persons based on votes in a prior election	281,510,923	744,397,316	9,163,493	255,697,265

Item 8.01 Other Events

On March 9, 2018 the Registrant replaced its existing $2.5 billion 364-Day Credit Agreement and its existing $2.25 billion Five-Year Credit Agreement, each of which supports the Registrant’s commercial paper borrowings and is available for other general corporate purposes.

The new $6 billion 364-Day facility will expire on March 8, 2019 and replaces the Registrant’s $2.5 billion 364-Day Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated March 13, 2017), which expired on March 9, 2018. Under the new 364-Day facility, as with the former facility, the Registrant has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. The new $4 billion Five-Year facility will expire on March 9, 2023 and replaces the Registrant’s existing $2.25 billion Five-Year Credit Agreement (filed as Exhibit 10.2 to the Registrant’s Form 8-K dated March 20, 2014), which was scheduled to expire on March 14, 2019.

Under both the new 364-Day facility and the new Five-Year facility, as with the respective former facilities, the Registrant has the option to borrow at LIBOR-based rates (or a similar rate if LIBOR is unavailable) plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The remaining provisions of each new facility, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facilities. In particular, the new facilities contain only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

Copies of the new 364-Day Credit Agreement and the new Five-Year Credit Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
3.1 Certificate of Designation of Series B Convertible Preferred Stock of The Walt Disney Company, as filed with the Secretary of State of the State of Delaware on March 8, 2018
    10.1     364 Day Credit Agreement dated as of March 9, 2018
10.2 Five-Year Credit Agreement dated as of March 9, 2018

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 9, 2018